UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street, 4th Floor San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2024, Marin Software Incorporated (the “Company”) entered into a Search Ads Innovation Agreement (the “Agreement”) with Google LLC (“Google” and together with the Company generally, the “Parties”) for the Company to continue to develop its enterprise technology platform and software products. The Agreement is effective as of October 1, 2024 (the “Effective Date”).

The Agreement will take effect after the scheduled expiration on September 30, 2024 of a similar Revenue Share Agreement that the Company and Google signed in September 2021 (the “Current Agreement”). The Company will receive innovation payments from Google based on (a) revenue generated on the Company’s tech platform in connection with the Company’s clients’ spend on Search Ads (as defined in the Agreement) appearing on Google Search only, during a relevant calendar quarter (“Eligible Google Search Revenue”), and (b) revenue generated on Company’s tech platform in connection with its clients’ spend on Search Ads appearing on the Eligible Search Engines (as defined in the Agreement), excluding Google Search, during the relevant Contract Year (as defined below) (“Eligible Non-Google Search Revenue”). In the case of Eligible Google Search Revenue, following Alphabet Inc.’s public confirmation of its earnings for each calendar quarter, Google will provide the Company with the Eligible Google Search Revenue for the applicable calendar quarter and will make an innovation payment to the Company. In the case of Eligible Non-Google Search Revenue, at the end of each annual period of the Agreement commencing with the Effective Date (a “Contract Year”), the Company will submit a report containing its Eligible Non-Google Search Revenue to an independent third-party auditor appointed by Google (the “Auditor”), whereby such Auditor will report its findings to Google on the accuracy of the reported revenue. If the Auditor determines that the Company accurately reported its Eligible Non-Google Search Revenue, Google will make an innovation payment to the Company. If the Auditor determines that the Company inaccurately reported its Eligible Non-Google Search Revenue, then Google will have no obligation to make any innovation payment until the Auditor determines such amount to be accurately reported.

Each innovation payment will consist of a baseline innovation payment and a potential incremental innovation payment, with the baseline innovation payment being calculated as a fixed percentage against all applicable Eligible Google Search Revenue and Eligible Non-Google Search Revenue, subject to a minimum payment amount each quarter in the same amount as under the Current Agreement. At the end of each Contract Year, if all aggregate Eligible Google Search Revenue and Eligible Non-Google Search Revenue for all calendar quarters during such Contract Year exceeds the aggregate minimum baseline for such revenues during the same Contract Year, then the Company will be entitled to an incremental true-up payment equal to a higher specified percentage against the actual Eligible Google Search Revenue and Eligible Non-Google Search Revenue in excess of the aggregate minimum baseline for such revenues, up to a maximum specified amount.

The Company has agreed to reinvest a fixed percentage of the baseline innovation payments received during the term of the Agreement to drive tech platform innovation. The Company has also agreed to reinvest a specified percentage of its incremental innovation payments received during the term of the Agreement, where such percentage escalates each Contract Year, up to 100% in the third Contract Year. Such reinvestments will be made exclusively for the growth, development, innovation and expansion of the Company’s enterprise tech business. Additionally, the Company has agreed to invest a specified amount of its own funds each Contract Year to further its enterprise business. Such investments will be subject to review and assessment by the Auditor.

The Agreement contains customary confidentiality provisions, and representations and warranties of each of the Parties.

The Agreement expires on September 30, 2027; provided, however, that at least three months prior to the expiration, the Parties will consider extending or renewing the Agreement. Google may terminate the Agreement under certain circumstances, including the Company’s material uncured breach of the Agreement, the Company’s breach of the confidentiality and publicity provisions of the Agreement, the Company’s breach of its representations and warranties, or the Company is unable to pay its debts as they fall due. The Company may terminate the Agreement at any time for any reason by giving at least seven days’ notice in writing. In the event that either Party experiences a Change of Control (as defined in the Agreement) then the other Party may immediately terminate the Agreement at any time for a period of 30 days following the Party’s receipt of notice of such Change of Control.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Agreement, which the Company has filed as an exhibit to Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2024, Marin Software Incorporated (the “Company”) issued a press release announcing estimated preliminary financial results for the three months ended June 30, 2024. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Liquidity, Going Concern, Strategic Transaction Process, and Potential Dissolution and Liquidation

There is substantial doubt raised about the Company’s ability to continue as a going concern. Due to the fact that we have been unable to obtain funding to sustain operations or realize a net positive cash flow, management and our board of directors determined that it was in the best interests of the stockholders to seek strategic alternatives. As part of this process, we are considering a wide range of options with a focus on maximizing stockholder value, including a potential sale of assets of the company, a sale of all of the Company, a merger or other strategic transaction. We have engaged an investment banker to act as our financial advisor in connection with this review. There can be no assurance that this process will result in the Company pursuing or completing any particular transaction or other strategic outcome or as to the terms or timing of any potential transaction.

We are currently engaged in preliminary discussions with a small number of private companies and other counterparties regarding potential "reverse merger" and "take-private" transactions. Any such completed transaction would have a dramatic impact on Marin stockholders. Given the preliminary stage of such discussions, at this time there is no way to quantify the potential impact of a transaction, if any. For any such potential transaction to progress, substantial due diligence by all involved parties would be need to be conducted, as well as agreement of transaction terms, negotiation and approval of transaction documents and the satisfaction of applicable closing conditions. Any such process would be time-consuming and expensive and there can be no assurance that any of the above potential transactions or other transaction will ultimately be successful.

If we are unable to complete a satisfactory transaction soon, it will be necessary to seek additional financing or pursue a dissolution and liquidation in the near future, where holders of the Company’s common stock may receive little or no recovery for their shares of common stock. Even if we do complete a satisfactory strategic transaction, our stockholders may not recognize any return on their investment in shares of our common stock. We are simultaneously preparing for a potential statutory dissolution under the Delaware General Corporate Law and liquidation in the event we cannot raise additional capital or complete a strategic transaction in the near future, and we have engaged advisors to help us prepare for a potential dissolution and liquidation.

Additional Risk Factors

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing and may require us to pursue a dissolution and liquidation.

Our ability to continue as a going concern is substantially dependent upon our ability to improve customer retention rates, increase new bookings and manage our cash flows. To achieve this, we plan to attempt to increase our market share for our current services through sales and marketing efforts, continue development of new platform features and deliver efficient service to customers, which may require additional capital and expenditures, which may be difficult, especially considering our financial condition and recent results of operations and if general macroeconomic conditions worsen.

We intend to continue to make investments to sustain and grow our business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing platform and improve our operating infrastructure, and engage in equity or debt financing to secure additional funds. If we raise additional funds through further issuance of equity or convertible debt securities, our existing stockholders could suffer significant dilution.

We are also exploring a wide range of options with a focus on maximizing stockholder value, including a potential sale of assets of the company, a sale of all of the company, a merger or other strategic transaction. We have engaged an investment banker to act as our financial advisor in connection with the review of strategic alternatives. For a description of this process, please see the second paragraph of the section above titled “Liquidity, Going Concern, Strategic Transaction Process, and Potential Dissolution and Liquidation”. There can be no assurance that we will be able to complete any of these strategic alternatives or that stockholders will receive any significant return on their shares of our common stock in any transaction. We are simultaneously preparing for a potential dissolution and liquidation in the event we cannot raise additional capital or complete a satisfactory strategic transaction in the near future. If we cannot continue as a viable entity, we will highly likely be required to pursue a liquidation of the Company in the near future, and our stockholders would likely lose most or all of their investment in us.

If we do not complete a strategic transaction, or do not receive sufficient financing from our existing “at-the-market” common stock offering facility or through any other financing, we are highly likely to pursue dissolution and liquidation.

If we do not complete a strategic transaction or receive sufficient financing from our existing at-the-market securities offering facility or any other financing in the near future, it is highly likely that we will pursue a statutory dissolution under the Delaware General Corporate Law and liquidation. We are currently preparing for a potential dissolution and liquidation in the event we cannot raise additional capital or complete a strategic transaction, and we have engaged advisors in connection therewith. In the event of a dissolution and liquidation, our stockholders would likely lose most or all of their investment in us.

Our future results of operations may be affected by uncertainty regarding our future prospects.

Given uncertainty regarding our future prospects, our future results of operations may be adversely affected if customers, potential customers, suppliers, partners or employees become increasingly concerned about our financial condition and do not enter into or new continuing relationships with us or resign from their employment with the Company.

We have a current “at-the-market” common stock offering facility. In the event we sell shares of our common stock pursuant to this facility, the actual number of shares we will issue in that facility, at any one time or in total, is uncertain.

We are party to an equity distribution agreement with Citizens JMP Securities, LLC (“Citizens JMP”) (formerly known as JMP Securities LLC) for the sale of up to $50.0 million of new securities in an “at-the-market” common stock offering facility. In accordance with the SEC’s Instruction I.B.6 of Registration Statement on Form S-3, we adjusted the maximum aggregate market value of the securities that may be sold pursuant to this current "at-the-market" securities offering facility from $50.0 million to approximately $22.8 million based on our market capitalization on the date we filed our Annual Report on Form 10-K for the year ended December 31, 2021. Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Citizens JMP at any time throughout the term of the equity distribution agreement. We currently intend to immediately deliver a placement notice to Citizens JMP to raise additional capital. The number of shares that are sold by Citizens JMP after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Citizens JMP. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Forward‑Looking Statements

This Current Report on Form 8‑K contains forward‑looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8‑K other than statements of historical fact are forward-looking statement, including statements regarding the parties’ obligations and responsibilities under the Agreement, our ability to continue as a going concern, our ability to raise any additional financing or the terms or timing of any additional financing, our ability to negotiate or complete any strategic transaction or the terms or timing of any strategic transaction, our ability to dissolve and liquidate the Company or the terms and timing of any dissolution, and any potential return to stockholders that may result from any strategic transaction or dissolution and liquidation. The words “will,” and “may,” and similar expressions are intended to identify forward‑looking statements. These forward‑looking statements are based on current expectations for the relationship between the Company and Google and the terms of the Agreement. These forward‑looking statements are subject to a number of risks, uncertainties and assumptions, including the ability of the Parties to carry out their obligations and responsibilities under the Agreement and achieve the anticipated benefits of the relationship, and those described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10‑Q for the three months ended March 31, 2024. In addition, new risks may emerge from time to time and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward‑looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this Current Report on Form 8‑K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward‑looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Search Ads Innovation Agreement, dated July 24, 2024, between Google LLC and Marin
99.1	Press release issued by Marin Software Incorporated on July 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: July 29, 2024	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer
(Principal Financial and Accounting Officer)